Exhibit 1.1

KITE REALTY GROUP TRUST

$150,000,000

Common Shares of Beneficial Interest

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

Dated: February 23, 2021

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SCHEDULES AND EXHIBITS

Exhibit A	—	Form of Placement Notice

Exhibit B	—	Authorized/Designated Individuals for Notices to the Company

Exhibit C	—	Compensation

Exhibit D-1	—	Form of Opinion of Company Counsel

Exhibit D-2	—	Form of Negative Assurance Letter of Company Counsel

Exhibit E	—	Officer Certificate

Exhibit F	—	Issuer Free Writing Prospectus

ii

Kite Realty Group Trust

$150,000,000

Common Shares of Beneficial Interest
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

February 23, 2021

BofA Securities, Inc. One Bryant Park New York, New York 10036	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

Ladies and Gentlemen:

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Kite Realty Group, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. (each, an “Agent” and, collectively, the “Agents”), as follows:

SECTION 1. Description of Securities.

Each of the Transaction Entities agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through or to the Agents, acting as agents and/or principals, shares (the “Securities”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”). Each of the Transaction Entities agrees that if the Company determines that one or more Agents will purchase any Securities on a principal basis, then the Transaction Entities will enter into a separate underwriting or similar agreement in form and substance satisfactory to the Transaction Entities and the applicable Agent(s) covering such purchase. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Transaction Entities and automatically becoming effective on the date it was filed, although nothing in this Agreement shall be construed as requiring the Company to issue the Securities.

The aggregate gross sales price of the Securities that may be sold pursuant to this Agreement shall not exceed the Maximum Amount. The Transaction Entities hereby reserve the right to issue and sell securities other than through or to the Agents during the term of this Agreement subject to the notice provision contained in Section 7(k) herein.

The Transaction Entities have filed within three years of the date of this Agreement, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act, on Form S-3 (File No. 333-253393), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement to the base prospectus specifically relating to the Securities (the “Prospectus Supplement”) included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission via EDGAR (other than in connection with any opinion given by counsel in Section 7 hereof, which hereby expressly excludes any copy filed via EDGAR).

SECTION 2. Placements.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transaction Entities and the Agents agree that the Company may from time to time seek to sell Securities through a designated Agent, acting as sales agent (the “Designated Agent”), or directly to any of the Agents acting as principal, as follows:

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Designated Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which notice containing such minimum sales parameters necessary is attached hereto as Exhibit A. A Placement Notice shall not set forth a number of Placement Securities that, when added to the aggregate number of Securities previously purchased and to be purchased pursuant to pending Placement Notices (if any) hereunder results in an aggregate gross sale price of Securities that exceeds the Maximum Amount. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to the Designated Agent. The Placement Notice shall be effective upon receipt by the Designated Agent, unless and until (i) by notice from the Designated Agent to each of the individuals from the Company set forth on Exhibit B (as such Exhibit may be amended from time to time) that the Designated Agent declines to accept the parameters contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities has been sold, (iii) in accordance with the notice requirements set forth in the third sentence of this paragraph, the Company terminates the Placement Notice, (iv) in accordance with the notice requirements set forth in the third sentence of this paragraph, the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 13 hereof or (vi) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C, except in the case of a sale of Securities directly to one or more Agents as principal, in which case the Company and such Agent(s) will enter into a separate written agreement relating to the terms and conditions of such sale including in respect of fees. It is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline the terms of such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

The Company agrees that any offer to sell or any sales of Securities pursuant to this Agreement shall only be effected by or through only one of the Agents on any single given day, and the Company shall in no event request that more than one Agent sell Securities on the same day; provided, however, that the foregoing limitation shall only apply with respect to an agency transaction and shall not apply to any principal transaction effected at any time by one or more Agents.

SECTION 3. Sale of Placement Securities by the Agents.

Subject to the provisions of Section 6(a), each Agent, at any time it is the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made any sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Designated Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of a Placement Notice, the Designated Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to the Designated Agent or each of the individuals set forth on Exhibit B, as applicable, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to the Designated Agent or the individual(s) set forth on Exhibit B, as applicable), suspend the sale of Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is received by the Designated Agent or the individuals named on Exhibit B hereto (as such Exhibit may be amended from time to time), as applicable.

SECTION 5. Representations and Warranties.

(a)               Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to the Agents as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of each time a Placement Notice is delivered, each Applicable Time and each Settlement Date (as defined below), and agrees with the Agents, as follows:

(1)       Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement became effective under the Securities Act upon filing with the Commission, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 20), or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The Company meets the requirements for use of Form S-3 in connection with the issuance and sale of the Securities under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-253393) on Form S-3, including a related base prospectus included in the Registration Statement, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to any Applicable Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and at the date of this Agreement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto and as of each Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” (as defined in Rule 405) or otherwise is unable to make the representations set forth in Section 5(a)(48) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Securities and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time and Settlement Date, or until any earlier date that the Company notified or notifies the Agents as described in Section 7(d), (A) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified, (B) conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Securities Act Regulations or (C) taken together with the Prospectus, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company has retained, and will retain, in accordance with the Securities Act all Issuer Free Writing Prospectuses that are not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.

The representations and warranties in Section 5(a)(1) of this Agreement shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.

(2)       XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(3)       No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

(4)       Incorporated Documents. Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(5)       Company Formation; Good Standing; Qualification. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is validly existing or in good standing as a foreign real estate investment trust in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, properties, prospects, operations, management, financial condition, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (collectively, a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets and to conduct the businesses in which it is engaged and to enter into and perform its obligations under this Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”). None of the subsidiaries of the Company (other than the Operating Partnership) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(6)       Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Delaware, is duly qualified to do business and is validly existing or in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets and conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. The Operating Partnership Agreement is in full force and effect and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the Registration Statement and the Prospectus, as of the dates set forth therein.

(7)       No Significant Subsidiaries. Other than the Operating Partnership, the Company does not have any “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X. The only direct and indirect subsidiaries (as defined in Rule 1-02 of Regulation S-X) of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

(8)       Capital of the Company; Options; No Preemptive Rights. The authorized, issued and outstanding Common Shares of the Company are in all material respects as set forth in the Prospectus (as of the relevant dates set forth in the Prospectus), and such Common Shares are duly and validly issued, fully paid and non-assessable. None of the outstanding Common Shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus and/or with respect to shares reserved for issuance, including subsequent issuances, under the Company’s benefits plans, dividend reinvestment and share purchase plans and employee share purchase plans and Common Shares reserved for issuance upon exchange or redemption of the units representing limited partnership interests in the Operating Partnership (“OP Units”), (i) no Common Shares are reserved for any purpose, (ii) except for the OP Units as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for any Common Shares and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.

(9)       Authorization of Issuance of Securities; Conformity with Applicable Laws. The Securities to be sold by the Company pursuant to this Agreement have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and when the Securities have been delivered and paid for in accordance with this Agreement, such Securities will have been, duly and validly issued, fully paid and non-assessable and free and clear of all liens. The terms of the Securities will conform in all material respects to the description thereof contained in the Prospectus. The form of the certificates, if any, to be used to evidence the Securities is in due and proper form and complies with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE. The issuance of the Securities is not subject to any preemptive or other similar rights.

(10)       Authorization of Issuance of OP Units; Conformity with Applicable Laws; No Preemptive Rights. The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including without limitation, federal or state securities laws) and conform in all material respects to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(11)       No Other Brokerage Fees. Other than this Agreement and as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(12)       No Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person which, by reason of the execution by the Transaction Entities of this Agreement, grant such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(13)       No Violations or Defaults. Neither the Company nor any of its subsidiaries, (i) is in violation of its declaration of trust or by-laws or other similar organizational documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or a subsidiary is landlord or otherwise), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of the Company or such subsidiary is subject (collectively, “Agreements or Instruments”), except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

(14)       No Consents Required. Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the NYSE or FINRA, and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Agents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or any subsidiary thereof and the consummation of the transactions contemplated hereby.

(15)       Non-Contravention. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancelation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a lien upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments or (iii) the charters, by-laws or other organizational documents, as applicable, of the Company or any such subsidiary, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any subsidiary.

(16)       Validity and Sufficiency of Agreements. The Transaction Entities have all requisite power and authority to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities. The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. To the Company’s knowledge, the Operating Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(17)       Licenses. The Company and each of its subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, other than such Licenses the absence of which would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have a Material Adverse Effect.

(18)       Financial Statements. The financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders’ equity and other information purported to be shown thereby of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Company and its consolidated subsidiaries. The summary and selected financial data and other supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the Registration Statement and the Prospectus and other financial information. The pro forma financial statements and the related notes thereto and the pro forma and pro forma as adjusted financial information included in or incorporated by reference into the Registration Statement and the Prospectus, if any, have been prepared in accordance with the applicable requirements of the Securities Act Regulations with respect to pro forma financial information and have been properly compiled on the bases described therein, present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Securities Act to be included in or incorporated by reference into the Registration Statement or the Prospectus.

(19)       Independent Registered Public Accounting Firm. Each of KPMG LLP and Ernst & Young LLP, who certified certain financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus and delivered the Initial Comfort Letters referred to in Section 7(r) hereto is, and during the periods covered by such financial statements was, an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.

(20)       REIT Status. Commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and it currently intends to operate in a manner that allows it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(21)       Tax Returns and Matters. The Company and each of its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iii) as described in or contemplated by the Prospectus. No tax deficiency has been determined adversely to the Company or any of its subsidiaries or any of their respective properties or assets which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(22)       No Other Offering Documents or Prospectuses. Neither the Transaction Entities nor their subsidiaries have distributed, and prior to the completion of the distribution of the Securities, they will not distribute, any offering material in connection with the offering or sale of the Securities to be sold hereunder by the Agents, other than the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus reviewed and consented to by the Agents.

(23)       ERISA Matters.

(A)       The Company and each of its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability. Neither the Company nor any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(B)       The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(24)       Property Matters.

(A)       Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or its subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests and defects;

(B)       Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor, to the knowledge of the Transaction Entities, any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any such lease, mortgage, security document or other agreements;

(C)       Other than as would not have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor its subsidiaries knows of any such threatened condemnation or zoning change;

(25)       No Participating Interests. The mortgages or deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than the Properties. Neither the Company nor any of its subsidiaries hold participating interests in such mortgages or deeds of trust.

(26)       Insurance. Except as disclosed in the Prospectus and except in respect of lease of Properties, the Operating Partnership or a subsidiary thereof has title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property. The Company and each of its subsidiaries are insured in such amounts and covering such risks as are commercially reasonable for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(27)       Environmental Matters. Except as otherwise disclosed in the Prospectus,

(A)       to the knowledge of the Transaction Entities, the Company and its subsidiaries and the Properties have been and are in compliance with, and neither the Company nor its subsidiaries have any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, have a Material Adverse Effect;

(B)       None of the Company, any of its subsidiaries, nor, to the knowledge of the Transaction Entities, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases as would not be reasonably likely to cause the Company or its subsidiaries to incur material liability;

(C)       The Company and its subsidiaries do not intend to use the Properties other than in compliance with applicable Environmental Laws;

(D)       Neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters that would have a Material Adverse Effect;

(E)       Neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; and

(F)       to the best knowledge of the Company, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(28)       Independence of Environmental Consultants. To the knowledge of the Transaction Entities, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(29)       NYSE Listing Approval. Upon the issuance of a Placement Notice, the Securities will have been approved for listing on the NYSE subject to official notice of issuance.

(30)       Labor Relations. With respect to employees of the Company or any of its subsidiaries, no labor dispute exists or, to the knowledge of the Transaction Entities, is threatened or imminent, that might reasonably be expected to have a Material Adverse Effect.

(31)       Intellectual Property Rights. The Company and each of its subsidiaries owns and has right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) for the purpose such Intellectual Property is used by the Company and under which the Company and its subsidiaries conduct all or any material part of their business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(32)       No Proceedings. Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(33)       No Material Transactions; No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Registration Statement and the Prospectus, (i) the Company has not (a) issued or granted any securities, (b) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, which would be material to the Company and its subsidiaries as a whole (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on the Common Shares, declared or paid any dividend on its capital stock; and (ii) there has been no Material Adverse Effect.

(34)       Investment Company Act Status. No Transaction Entity is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(35)       Adequate Disclosure of Contracts and Documents. There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and filed as required.

(36)       Related Party Disclosures. No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers, affiliates or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectus and which is not so described.

(37)       Books, Records, and Internal Controls. Each of the Transaction Entities (i) makes and keeps books and records that are accurate and fair in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions, receipts and expenditures are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with generally accepted accounting principals and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) an unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements will be prevented or timely detected.

(38)       Stabilization Activities. Except as stated in this Agreement and in the Prospectus, neither the Company nor any of its subsidiaries nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in the unlawful stabilization or manipulation of the price of any of the Common Shares to facilitate the sale or resale of the Securities.

(39)       Use of Proceeds. The Company agrees to apply the net proceeds from the sale of the Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”

(40)       Subsidiary Tax Classification. Except as disclosed in the Prospectus, each of the Operating Partnership and the other subsidiaries of the Company (other than Kite Realty Holdings and its subsidiaries, Kite Realty Development, LLC, Kite Realty Construction, LLC and Kite Realty Advisors, LLC, each of which is properly classified as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code) has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.

(41)       Adequate Disclosure of Acquisitions and Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be described in the Prospectus that is not already so described.

(42)       Internal Controls. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; and except as set forth in the Prospectus, since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement or the Prospectus, or any document incorporated by reference therein, based on its evaluation of its internal controls over financial reporting as of the end of the Company’s most recent audited fiscal year, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(43)       Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(44)       Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(45)       OFAC. Neither the Company nor any of its subsidiaries has operations outside of the United States or owns or leases any assets outside of the United States. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or for the purpose of facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or for the purpose of facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past two years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(46)       Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any trustee, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable domestic anti-bribery law; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(47)       Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(48)       WKSI Status. (a) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Applicable Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(49)       Actively Traded Security. The Common Shares are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(50)        Cybersecurity. To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Transaction Entities nor any of their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Transaction Entities and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Transaction Entities and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)               Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Agents; Settlement.

(a)               Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Transaction Entities acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent and the Transaction Entities pursuant to a separate agreement.

(b)               Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) any commission, discount or other compensation for such sales payable to the Designated Agent by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 8 hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)               Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)               Denominations; Registration. Certificates for the Securities, if any, shall be in such denominations and registered in such names as the Designated Agent may request in writing at least one full Trading Day before the Settlement Date. The certificates for the Securities, if any, will be made available for examination and packaging by the Designated Agent in The City of New York not later than noon (New York time) on the Trading Day prior to the Settlement Date.

(e)               Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof (including any duly authorized pricing committee) or a duly authorized executive committee, and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of trustees, duly authorized committee thereof (including any duly authorized pricing committee) or a duly authorized executive committee, and notified to the Agents in writing. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Securities pursuant to this Agreement (whether in an agency transaction or a principal transaction) and, by notice to the Agents given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Securities, and the Designated Agent shall not be obligated to offer or sell any Securities (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(e)(1) below, at any time during the period commencing on the 10th business day prior to the time that the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer or sell Securities at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) notify the Designated Agent and obtain the Designated Agent’s approval of such offer or sale, (ii) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, (iii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 7(o), (p), (q) and (r), respectively, hereof, (iv) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (v) file such Earnings 8-K with the Commission, then the provision of clause (ii) in the paragraph above in this Section 6(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 7(o), (p), (q) and (r), respectively, hereof, and (B) this Section 6(e)(1) shall in no way affect or limit the operation of clause (i) in the paragraph above in this Section 6(e), which shall have independent application.

Notwithstanding anything to the contrary herein, in the event the Company engages an Agent for a sale of Securities in an agency transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Designated Agent, at such Designated Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 7 hereof, each dated the Settlement Date, and such other documents and information as the Designated Agent shall reasonably request, and the Company and the Designated Agent will agree to compensation that is customary for the Designated Agent with respect to such transaction.

SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Transaction Entities covenants with the Agents as follows:

(a)               Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by an Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, provided, however, if any such supplement to the Prospectus does not relate to the Placement Securities and no Placement Notice is pending, the Company may satisfy this Section 7(a) by notifying the Agents of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement; (ii) at any time during which a Placement Notice is pending, prior to filing any amendment or supplement to the Registration Statement or Prospectus or any Issuer Free Writing Prospectus pursuant to Rule 424 of the Securities Act Regulations, the Company will furnish a copy thereof to the Agents within a reasonable period of time prior to filing and the Agents shall not have reasonably objected thereto, and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus (other than documents filed on EDGAR); and (iii) the Company will promptly cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)               Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain its prompt withdrawal.

(c)               Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and counsel to the Agents (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, where such requirement may be satisfied pursuant to Rule 172), any events shall have occurred as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or, if for any other reason it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will notify the Designated Agent to immediately suspend the offering of the Placement Securities and file such amendment or supplement with the Commission as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will promptly notify the Designated Agent to immediately suspend the offering of the Placement Securities and file such document and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict statement or omission or effect such compliance.

(e)               Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts from time to time to take such action as the Agents may reasonably request to qualify the Placement Securities for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)               Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)               Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)                 Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)                 Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), will (1) comply with all provisions of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(k)               Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Designated Agent at least two business days’ notice before it (i) offers to sell, contracts to sell, announces the intention to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares or (ii) enters into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company described in the Registration Statement and the Prospectus, including any document incorporated by reference therein, including Common Shares issuable upon redemption of OP Units of the Operating Partnership, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan or employee share purchase plan that the Company may adopt from time to time.

(l)                 Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to Section 7 of this Agreement.

(m)             Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request after consultation with the Company.

(n)               Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K or a Current Report on Form 8-K the number of Placement Securities sold through the Agents during the relevant quarter.

(o)               Representation Dates; Certificate. On the date of this Agreement and (1) each time the Company:

(i)               files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)              files an annual report on Form 10-K under the Exchange Act;

(iii)             files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)             files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, or (2) at any other time reasonably requested by the Agents (each date of filing of one or more of the documents referred to in clause (1) and any time of request pursuant to clause (2) shall be a “Representation Date”);

the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit E within two (2) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending for any of the Agents, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice to any Agent or any Designated Agent sells any Placement Securities, (i) the Company shall provide the Agents with a certificate in the form attached hereto as Exhibit E, dated the date of the Placement Notice, and (ii) the opinions and comfort letters referred to in Sections 7(p), (q) and (r) shall also be provided, dated the date of the Placement Notice.

(p)               Company Counsel Legal Opinions. Subject to Section 7(o) above, (i) on the date of this Agreement and (ii) within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E (for which there is no waiver in effect), the Company shall cause to be furnished to the Agents written opinions of Hogan Lovells US LLP (“Company Counsel”), or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and counsel for the Agents, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering such opinions, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the States of Delaware, Maryland and New York; (ii) in respect of matters of fact, rely upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that both the Agents and it are justified in relying upon such certificates.

(q)               Agent Counsel Legal Opinion. Subject to Section 7(o) above, (i) on the date of this Agreement and (ii) within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E (for which there is no waiver in effect), the Agents shall have received from Sidley Austin LLP, counsel for the Agents, such opinion or opinions, dated as of such date, as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely as to the organization and incorporation of the Company and other matters governed by Maryland law upon the opinion of Hogan Lovells US LLP referred to above.

(r)                Comfort Letters. Subject to Section 7(o) above, (i) on the date of this Agreement and (ii) within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E (for which there is no waiver in effect), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, in form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72 (as to each applicable independent accountant whose report is included in the Registration Statement or the Prospectus, the first such letter, the “Initial Comfort Letter”) and (iii) updating its Initial Comfort Letter with any information that would have been included in such Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)                Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for any purchase of its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t)                 Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(u)               Regulation M. In the event that the Common Shares cease to be an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company will notify the Agents of such change as soon as practicable.

(v)               REIT Treatment. The Company will use its best efforts to maintain its qualification as a REIT under the Code for each of its taxable years.

SECTION 8. Payment of Expenses.

(a)               Expenses. The Transaction Entities jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the production and distribution of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Placement Securities, (iii) the authorization, issuance, sale and delivery of the Placement Securities, including any and all stamp duty or other taxes payable in that connection, and the preparation and printing of certificates for the Placement Securities, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Placement Securities under the securities laws of the several jurisdictions as provided in Section 7(e) hereof, including the preparation, printing and delivery to the Agents of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (vi) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto, (vii) any action of the transfer agent and registrar in connection with the offer of the Securities, (viii) any required review by FINRA of the terms of the sale of the Securities (including related fees and expenses of counsel to the Agents) and (ix) the listing of the Placement Securities on the NYSE.

(b)               Expenses When Under Offering Threshold. If an aggregate number of Securities having at least an aggregate offering price of $25,000,000 have not been offered and sold under this Agreement by the one-year anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agents, incurred by them in connection with the offering contemplated by this Agreement (collectively, “Expenses”). The Expenses shall be due and payable by the Company to the Agents within five (5) business days of the Determination Date.

(c)               Termination of Agreement. If the Company shall fail to tender the Securities subject to a Placement Notice for delivery to the Designated Agent (i) by reason of any failure, refusal or inability on the part of either of the Transaction Entities to perform any agreement on their part to be performed, or because (ii) any other condition of the Agents’ obligations hereunder required to be fulfilled by the either of the Transaction Entities is not fulfilled, the Transaction Entities, jointly and severally, will reimburse the Designated Agent for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Designated Agent in connection with the proposed purchase of such Securities, and upon demand the Transaction Entities, jointly and severally, shall pay the full amount thereof to the Designated Agent, provided, however, that the obligation of the Transaction Entities to reimburse the Designated Agent for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) pursuant to this Section 8(c) shall be limited solely to the amount of expenses incurred by the Designated Agent in connection with the Company’s failure to tender the specific Securities subject to the Placement Notice as described in this Section 8(c), and shall not refer to expenses generally incurred by the Agents in connection with this Agreement.

SECTION 9. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(b)               No Material Notices. None of the following events shall have occurred and be continuing: (i) the issuance of a stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (ii) the institution or threat of any proceedings for the purpose set forth in (i) above, or, to the knowledge of the Transaction Entities, contemplated by the Commission or (iii) the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have occurred any event that would cause a Material Adverse Effect.

(d)               Opinion of Counsels. The Agents shall have received the favorable opinions of counsel, required to be delivered pursuant to Sections 7(p) and 7(q) on or before the date on which such delivery of such opinion is required pursuant to Sections 7(p) and 7(q).

(e)               Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(f)                Accountants’ Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(r).

(g)               Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE, prior to the issuance of the Company’s initial Placement Notice.

(h)               No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(i)                 Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents shall have been furnished with such documents and certificates as they may reasonably request.

(j)                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)               Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent as to itself by notice to the Company. Notice of such cancelation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.

SECTION 10. Indemnification.

(a)               Indemnification by the Transaction Entities. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Agents, their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act, partners, directors, officers, employees and agents and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                 from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus related to the Placement Securities or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)            from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based on any untrue statement or omission that has been made or omitted in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus related to the Placement Securities or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)               Indemnification by the Agents. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their trustees, officers and any person who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to information furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that no such information has been furnished by the Agents in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)               Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably determined, upon being advised by its counsel, that one or more legal defenses may be available to the indemnified party that may not be available to the indemnifying party, or the indemnified party shall have reasonably determined, upon being advised by its counsel, that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of indemnified party). In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents and their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act, partners, directors, officers, employees and agents and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement Without Consent if Failure to Reimburse. If at any time an indemnifying party shall not have assumed the defense of an action in accordance with Section 10(b), or if an indemnified party shall have incurred reasonable fees and expenses of counsel prior to an indemnifying party assuming the defense of an action in accordance with Section 10(b), and an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(i) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Agents on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total discount, commissions or other compensation received by the Agents.

The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating or defending against any such action or claim. Notwithstanding the provisions of this Section 11, no Agent shall be required to contribute any amount in excess of the discount, commission or other compensation received by such Agent hereunder. The Agents’ obligations in this Section 11 to contribute are several in proportion to the respective number of Securities sold through or to them pursuant to this Agreement and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent and its affiliates, as such term is defined in Rule 501(b) under the Securities Act, partners, directors, officers, employees and agents, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transaction Entities.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or controlling person, or by or on behalf of the Transaction Entities, and shall survive delivery of the Securities to the Agents.

SECTION 13. Termination of Agreement.

(a)               Termination; General. The Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the judgment of the Agents is material and adverse and makes it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a material disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)               Termination by the Transaction Entities. The Transaction Entities shall have the right, upon written notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

(c)               Termination by the Agent. Each Agent shall have the right, upon written notice as hereinafter specified to terminate this Agreement, solely as to itself, in its sole discretion at any time after the date of this Agreement.

(d)               Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate (i) upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the Maximum Amount, or (ii) upon three years having elapsed since the Registration Statement was declared effective, as set forth in Rule 415 under the Securities Act. If an automatic termination occurs as described in (i) of this Section 13(d), the Company shall promptly notify the Agents in writing of such an event.

(e)               Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(k), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)                Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the Agent(s) or the Transaction Entities, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)               Liabilities. If this Agreement is terminated pursuant to Section 9(k) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Facsimile: (646) 855-5958, Attention: ATM Execution, e-mail: dg.atm_execution@bofa.com; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention to General Counsel, facsimile number (646) 291-1469, (iii) KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Fax No. (216) 689-0845, Attention of Equity Syndicate, or (iv) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention to Equity Syndicate, e-mail: syndicate@raymondjames.com; notices to the Transaction Entities shall be directed to them at Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Heath R. Fear, Fax: 317-577-0001, with a copy to Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, Attention: David W. Bonser, Esq., Fax: (202) 637-5910.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Transaction Entities and their respective personal representatives and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Transaction Entities and their respective successors and the controlling persons and officers, directors, trustees, partners, employees and agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Waiver of Jury Trial. THE TRANSACTION ENTITIES AND THE AGENTS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority.

“Incorporated Documents” means each document incorporated or deemed to be incorporated by reference in the Prospectus or the Registration Statement and any further documents so filed and incorporated or deemed to be incorporated by reference in the Prospectus or the Registration Statement after the date of this Agreement up to the later of the termination of this Agreement or the end of the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act Regulations or any similar rule).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” “Rule 462” and “Rule 433” refer to such rules under the Securities Act Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“subsidiary” or “subsidiaries,” as used in this Agreement, includes corporations, partnerships and other entities consolidated with the Company, including the Operating Partnership, and includes direct and indirect subsidiaries, if any.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by any Agent outside the United States.

SECTION 21. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of each Agent, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by each Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 22. Absence of Fiduciary Relationship. Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:

(a)               Each Agent is acting solely as agent (or as principal pursuant to a separate underwriting or similar agreement described in Section 1) in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Transaction Entities or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not an Agent has advised or is advising the Transaction Entities on other matters, and the Agents have no obligation to the Transaction Entities with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)               it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)               it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and no Agent has any obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)               it waives, to the fullest extent permitted by law, any claims it may have against any Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that such Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities, employees or creditors of a Transaction Entity.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 24. Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 245, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

KITE REALTY GROUP TRUST

By:

/s/ Heath R. Fear
	Name:	Heath R. Fear
	Title:	Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its general partner

By:

/s/ Heath R. Fear
	Name:	Heath R. Fear
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:

/s/ Chris Porter
	Name:	Chris Porter
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:

/s/ Jared Nutt
	Name:	Jared Nutt
	Title:	Director

KEYBANC CAPITAL MARKETS INC.

By:

/s/ Paul Hodermarsky
	Name:	Paul Hodermarsky
	Title:	Equity Capital Markets, Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:

/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Managing Director, Co-Head of Real Estate Investment Banking

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

Cc:

To:

Subject: Equity Distribution — Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Kite Realty Group Trust (the ”Company“), Kite Realty Group, L.P. (the ”Operating Partnership“) and BofA Securities, Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. dated February 23, 2021 (the “Agreement”), I hereby request on behalf of the Company that [●]1 sell up to ______ of the Company's common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $_______ per share.

[ADDITIONAL SALES PARAMETERS TO BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, AND THE MANNER IN WHICH SALES ARE TO BE MADE BY [●]]

1 NTD: Insert name of applicable Designated Agent.

EXHIBIT B

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

Authorized Individuals for the Company

John A. Kite, Chairman and Chief Executive Officer

Thomas K. McGowan, President and Chief Operating Officer

Heath R. Fear, Executive Vice President and Chief Financial Officer

EXHIBIT C

COMPENSATION

The Agents shall be paid compensation at a mutually agreed rate not to exceed 2.00% of gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

EXHIBIT D-1

FORM OF OPINION OF HOGAN LOVELLS US LLP

EXHIBIT D-2

FORM OF 10b-5 NEGATIVE ASSURANCE OF HOGAN LOVELLS US LLP

EXHIBIT E

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected __________________, of Kite Realty Group Trust (“Company”), a Maryland real estate investment trust, and Kite Realty Group, L.P., a Delaware partnership (the “Operating Partnership”), does hereby certify in such capacity and on behalf of the Company and the Operating Partnership, pursuant to Section 7(o) of the Equity Distribution Agreement dated February 23, 2021 (the “Agreement”) among the Company, the Operating Partnership and BofA Securities, Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. (each, an “Agent” and, collectively, the “Agents”), that to the knowledge of the undersigned:

(i)                 The representations and warranties of the Company and the Operating Partnership in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)       Each of the Company and the Operating Partnership has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents).

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

None.